Exhibit 99.2

[Effective Date]

To Members and Friends of Auburn Savings Bank, FSB

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Auburn Bancorp, Inc., the proposed mid-tier stock holding company for Auburn Savings Bank, FSB, in offering shares of its common stock in a subscription and community offering pursuant to its Stock Issuance Plan.

At the request of Auburn Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Auburn Bancorp, Inc. common stock being offered to customers of Auburn Savings Bank, FSB and various other persons until 12:00 Noon, Eastern Standard Time (EST), on __________ __, 2008. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Auburn Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the reorganization and offering, please call us at (207) xxx-xxxx, between 9 a.m. to 5 p.m. Monday through Friday, or stop by our Stock Information Center located at 325 Sabattus Street, Lewiston, ME 04240.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

[Effective Date]

Dear Friend:

We are pleased to announce that Auburn Savings Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, Auburn Bancorp, Inc., a newly-formed mid-tier holding company for Auburn Savings Bank Bank, FSB, is offering common stock in a subscription and community offering to certain members of Auburn Savings Bank, FSB and an employee stock ownership plan established by Auburn Savings Bank, FSB pursuant to a Stock Issuance Plan.

Because we believe you may be interested in learning more about the merits of Auburn Bancorp, Inc.’s common stock as an investment, we are sending you the following materials which describe the offering.

PROSPECTUS: This document provides detailed information about Auburn Savings Bank, FSB’s operations and the proposed offering of Auburn Bancorp, Inc.’s common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern Standard Time (EST), on [_____].

You will have the opportunity to buy common stock directly from Auburn Bancorp, Inc. in the offering without paying a commission or fee. If you have any questions regarding the reorganization and offering, please call us at (207) xxx-xxx, between 9 a.m. to 5 p.m. Monday through Friday, or stop by our Stock Information Center located at 325 Sabattus Street, Lewiston, ME 04240.

We are pleased to offer you this opportunity to become a stockholder of Auburn Bancorp, Inc.

Sincerely,

Allen T. Sterling
President and CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

[Effective Date]

Dear Member:

We are pleased to announce that Auburn Savings Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, Auburn Bancorp, Inc., a newly-formed mid-tier holding company for Auburn Savings Bank, FSB, is offering common stock in a subscription and community offering to certain members of Auburn Savings Bank, FSB and an employee stock ownership plan established by Auburn Savings Bank, FSB pursuant to a Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”).

To accomplish this reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan, your voting rights and your rights to subscribe for shares of common stock being offered for sale by Auburn Bancorp, Inc. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on __________, 2008. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the reorganization will offer a number of advantages, such as an opportunity for depositors of Auburn Savings Bank to become stockholders of Auburn Bancorp, Inc. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

➢	Members have a right, but not an obligation, to buy Auburn Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

➢	Like all stock, shares of Auburn Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

In addition to the enclosed proxy statement, also enclosed is a Prospectus containing a complete discussion of the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Auburn Bancorp, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Standard Time (EST), on __________, 2008.

If you have any questions regarding the reorganization, please call us at (207) xxx-xxxx, between 9 a.m. to 5 p.m. Monday through Friday, or stop by our Stock Information Center located at 325 Sabattus Street, Lewiston, ME 04240.

Sincerely,

Allen T. Sterling
President and CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

[Effective Date]

Dear Prospective Investor:

We are pleased to announce that Auburn Savings Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, Auburn Bancorp, Inc., the newly-formed mid-tier holding company for Auburn Savings Bank, FSB, is offering common stock in a subscription and community offering to certain members of Auburn Savings Bank, FSB, an employee stock ownership plan established by Auburn Savings Bank, FSB, and to certain members of the general public pursuant to a Stock Issuance Plan.

We have enclosed the following materials that will help you learn more about the merits of Auburn Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about Auburn Savings Bank, FSB’s operations and the proposed offering of Auburn Bancorp, Inc.’s common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern Standard Time (EST), on [_______], 2008.

We invite you and other community members to become stockholders of Auburn Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Auburn Bancorp, Inc. without paying a commission or a fee.

If you have any questions regarding the Stock Issuance Plan, please call us at (207) xxx-xxxx, between 9 a.m. and 5 p.m. Monday through Friday, or stop by our Stock Information Center located at 325 Sabattus Street, Lewiston, ME 04240.

Sincerely,

Allen T. Sterling
President and CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

[Effective Date]

Dear Member:

We are pleased to announce that Auburn Savings Bank, FSB is reorganizing into the mutual holding company structure. In connection with the reorganization, Auburn Bancorp, Inc., a newly-formed mid-tier holding company for Auburn Savings Bank, FSB, is offering common stock in a subscription and community offering to certain members of Auburn Savings Bank, FSB and an employee stock ownership plan established by Auburn Savings Bank pursuant to a Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”).

Unfortunately, Auburn Bancorp, Inc. is unable to either offer or sell its common stock to you because of the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Auburn Bancorp, Inc.

However as a member of Auburn Savings Bank, you have the right to vote on the Plan at the Special Meeting of Members to be held on __________, 2008. Enclosed is a proxy statement describing the Plan, your voting rights and your rights to subscribe for shares of common stock being offered for sale by Auburn Bancorp, Inc. and a proxy card. YOUR VOTE IS VERY IMPORTANT. This proxy card should be signed and returned to us prior to the special meeting of members on __________, 2008. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the reorganization will offer a number of advantages. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

I invite you to attend the Special Meeting on __________, 2008. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Allen T. Sterling
President and CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

What Investors Need to Know

          Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

          Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder and possibly as a borrower at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

          On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

          How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

          On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

Initial Auburn Savings Bank, FSB Website Message to Commence xxxxxx xx, 2008

Stock Issuance Plan Information

Auburn Savings Bank, FSB is pleased to announce that materials were mailed on XXXXXX XX, 2008 regarding its Stock Issuance Plan. If you were a depositor with $50 or more on deposit as of September 30, 2006, and/or March 31, 2007, a depositor as of [voting record date], or a borrower as of July 1, 2006 whose loan continues to be outstanding as of [voting record date], you should receive a packet of materials soon. We encourage you to read the information carefully.

Information, including a Prospectus, regarding Auburn Savings Bank, FSB’s plan of reorganization and the minority stock issuance by Auburn Bancorp, Inc., the holding company for Auburn Savings Bank, FSB, is also enclosed in the packet of materials. The Subscription Offering has commenced and continues until 12:00 Noon, Eastern Standard Time (EST), on [Date 1], 2008, at which time all orders must be received if you want to subscribe for stock.

If you have questions regarding the offering, please call our Stock Information Center at (207) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

End of Offering Auburn Bancorp, Inc. Website Message

Stock Issuance Plan Information

The Auburn Bancorp, Inc. stock offering closed at 12:00 Noon, Eastern Standard Time (EST), on [Date 1], 2008. The results of the offering are as follows:

____________________________________________________.

Interest and refund [if applicable] checks will be mailed out on ________________ by regular mail. No special mailing instructions will be accepted.

Allocations will be made available beginning at ______ on ________________. [If applicable]

Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify such on your certificate prior to trading your shares. [if applicable]

The transfer agent for Auburn Bancorp, Inc. will be Registrar and Transfer Company, Cranford, New Jersey and the phone number for their Investor Relations Department is 1-800-368-5948.

We anticipate trading to begin on ____________, 2008 on the OTC Bulletin Board under the symbol “____.”

Best Regards,

Allen T. Sterling
President and CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

FACTS ABOUT THE REORGANIZATION

The Board of Directors of Auburn Savings Bank, FSB unanimously adopted a Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan to reorganize into a mutual holding company structure. As a result of the reorganization, Auburn Bancorp, Inc. will become the federally chartered mid-tier stock holding company of Auburn Savings Bank, FSB (“Auburn Savings”), and Auburn Bancorp, Inc. will be 55% owned by Auburn Bancorp, MHC. In connection with the reorganization, Auburn Bancorp, Inc. is offering a minority of its common stock in a subscription offering to the public pursuant to the Plan of Reorganization and Stock Issuance. Auburn Bancorp, MHC will be the majority stockholder of the common stock of Auburn Bancorp, Inc. after the reorganization. Auburn Bancorp, MHC will have as its members the depositors and certain borrowers of Auburn Savings.

This brochure answers some of the most frequently asked questions about the stock issuance and about your opportunity to invest in Auburn Bancorp, Inc.

Investment in the stock of Auburn Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The primary reasons for the reorganization and our decision to conduct the offering are to:

- Increase our capital in order to increase our profitability and support asset growth;

- Allow our directors, officers and employees the opportunity to become stockholders, which we see as an effective performance incentive and an effective means of attracting and retaining qualified personnel; and

- Retain the characteristics of a mutual organization. The mutual holding company structure will allow our mutual holding company to retain voting control over most decisions to be made by Auburn Bancorp, Inc. shareholders.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

SHOULD I VOTE?

Yes. Your “YES” vote is very important! PLEASE SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the special meeting.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the reorganization will allow Auburn Savings’ depositors and certain borrowers an opportunity to buy stock and become stockholders of Auburn Bancorp, Inc.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND COMMUNITY OFFERING?

Certain depositors and borrowers of Auburn Savings as of certain dates and the Auburn Savings employee stock ownership plan can purchase stock in the subscription offering. We may elect to conduct a community offering that could commence at the same time as, during, or after the subscription offering that would allow certain members of the general public to purchase stock and give a preference to residents of Androscoggin County.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Auburn Bancorp, Inc. is offering through the Prospectus between 225,675 and 305,325 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 351,124 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares or $250. No person may purchase more than 10,000 shares or $100,000 of common stock in the subscription offering, and no person, together with associates of and persons acting in concert with such persons may purchase more than 15,000 shares (or $150,000) of common stock, or more than 5% of the common stock sold in the stock offering (which in certain circumstances is fewer than 15,000 shares).

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Auburn Savings prior to 12:00 Noon, Eastern Standard Time (EST), on _____, 2008.

HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check or money order. Interest will be paid by Auburn Savings on these funds at our passbook savings rate from the day the funds are received until the reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your Auburn Savings savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated. Auburn Savings will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY AUBURN SAVINGS IRA?

Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at Auburn Savings that will enable such purchase. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as such transactions take time, typically several weeks.

MAY I OBTAIN A LOAN FROM AUBURN SAVINGS TO PAY FOR THE STOCK?

No. Regulations do not allow Auburn Savings to make loans for this purpose, nor may you use an Auburn Savings line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an “oversubscription,” regulations require that orders be filled using a predetermined allocation procedure. Please refer to the section of the Prospectus titled, “The Reorganization and Stock Offering” for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at Auburn Savings’ passbook savings rate. If payment is to be made by withdrawal from an Auburn Savings deposit account, excess funds will remain in that account.

WILL THE STOCK BE INSURED?

No. Like any other common stock, Auburn Bancorp, Inc.’s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

The board of directors does not currently intend to pay cash dividends. The board may decide to pay cash dividends in the future. For a further discussion, see the section entitled “Dividend Policy” on page __ of the Prospectus.

HOW WILL THE STOCK BE TRADED?

Upon completion of the offering, we anticipate that our common stock will be quoted on the OTC Bulletin Board.

ARE OFFICERS AND DIRECTORS OF AUBURN SAVINGS PLANNING TO PURCHASE STOCK?

Yes! Auburn Savings’ executive officers and directors plan to purchase, in the aggregate, $____ worth of stock or approximately ___% at the maximum of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the reorganization.

Stock Information Center (207) xxx-xxxx Auburn Bancorp, Inc. 325 Sabattus Street Lewiston, ME 04240 Hours Monday - Friday 9:00 a.m. to 5:00 p.m. Excluding Bank Holidays

The Plan of
Reorganization and
Stock Issuance

QUESTIONS
&
ANSWERS

The proposed mid-tier stock holding company for Auburn Savings Bank, FSB

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Auburn Bancorp, Inc.
Community Meeting
_____ __, 2008
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

FORWARD-LOOKING STATEMENTS
The Prospectus contains a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of Auburn Bancorp, Inc. You can find may of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Forward-looking statements include: statements of our goals, intentions, and expectations; statements regarding our business plans, prospectus, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
The forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to, among others, the factors discussed under “Risk Factors” in the Prospectus as well as the following: changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments; competitive pressures among financial services companies in our market area; general economic conditions, either nationally or in our market area, that are worse than expected; increased lending risks associated with increased commercial and construction lending; legislative or regulatory changes that adversely affect our business; changes in consumer spending, borrowing and savings habits; adverse changes in the securities markets; and changes in accounting policies and practices, as may be adopted by Auburn Savings Bank, regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.
Any of the forward-looking statements that we make in the Prospectus and in other public statements we make may later prove incorrect because of the inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Because of these and other uncertainties, no forward-looking statements can be guaranteed, and you should not rely on such statement. Except to the extent required by applicable law or regulation, Auburn Bancorp, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

AUBURN SAVINGS

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BRANCH LOCATIONS

Auburn
Lewiston
Sabattus St

Auburn Branch

256 Court Street
Auburn, ME 04212

Lewiston Branch

325 Sabattus Street
Lewiston, ME 04240

BRANCH LOCATIONS Auburn Branch 256 Court Street Auburn, ME 04212 Lewiston Branch 325 Sabattus Street Lewiston, ME 04240

MANAGEMENT TEAM
Allen T. Sterling, President & Chief Executive Officer
Bruce M. Ray, Senior Vice President & Senior Loan Officer
Rachel A. Haines, Senior Vice President & Treasurer
Martha L. Adams, Senior Vice President & Operations Officer
Jason M. Longley, Vice President & Commercial Loan Officer

AUBURN SAVINGS

The Art of Banking

TOTAL ASSETS

$64,170
$62,404
$63,458
$65,000
$60,000
$55,000
$50,000
(000s)
6/30/2006
6/30/2007
12/31/2007

TOTAL ASSETS $64,170 6/30/2006 $62,404 6/30/2007 $63,458 12/31/2007

AUBURN SAVINGS

The Art of Banking

ASSET MIX

At December 31, 2007

ASSET MIX Total Investments 2.7% Other Assets 8.6% Cash and Cash Equivalents 2.9% Loans, Net 85.8%

AUBURN SAVINGS

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LOANS, NET

$53,849
$52,799
$54,475
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
($000)
6/30/2006
6/30/2007
12/31/2007

LOANS, NET $53,849 6/30/2006 $52,799 6/30/2007 $54,475 12/31/2007

AUBURN SAVINGS

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LOAN PORTFOLIO MIX

At December 31, 2007

LOAN PORTFOLIO MIX Construction 3.0% Commercial Business 2.6% Consumer 1.0% Commercial RE 16.2% Equity Lines of Credit 19.9% One to Four Family Residential 57.3%

AUBURN SAVINGS The Art of Banking

NON PERFORMING LOANS TO LOANS

1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.18%
0.00%
0.00%
6/30/2006
6/30/2007
12/31/2007

NON PERFORMING LOANS TO LOANS 0.18% 6/30/2006 0.00% 6/30/2007 0.00% 12/31/2007

AUBURN SAVINGS The Art of Banking

TOTAL DEPOSITS

$45,009
$44,879
$44,991
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
($000)
6/30/2006
6/30/2007
12/31/2007

TOTAL DEPOSITS $45,009 6/30/2006 $44,879 6/30/2007 $44,991 12/31/2007

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EQUITY CAPITAL

$4,163
$4,350
$4,481
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
(000s)
6/30/2006
6/30/2007
12/31/2007

EQUITY CAPITAL $4,163 6/30/2006 $4,350 6/30/2007 $4,481 12/31/2007

AUBRN SAVINGS — The Art of Banking

TIER 1 CAPITAL RATIO

6.54%
6.98%
7.09%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
6/30/2006
6/30/2007
12/31/2007

TIER 1 CAPITAL RATIO 6.54% 6/30/2006 6.98% 6/30/2007 7.09% 12/31/2007

AUBURN SAVINGS The Art of Banking

NET INTEREST MARGIN

2.73%
2.67%
2.68%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2006FY
2007FY
12/31/2007 6 Months Ann.

NET INTEREST MARGIN 2.73% 2006FY 2.67% 2007FY 2.68% 12/31/2007 6 Months Ann.

AUBURN SAVINGS

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NET INCOME

$126
$120
$168
$250
$200
$150
$100
$50
$0
($000)
2006FY
2007FY
12/31/2007 6 Months Ann.

NET INCOME $126 2006FY $120 2007FY $168 12/31/2007 6 Months Ann.

AUBURN SAVINGS The Art of Banking

RETURN ON AVERAGE ASSETS

0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.21%
0.19%
0.27%
2006FY
2007FY
12/31/2007 6 Months Ann.

RETURN ON AVERAGE ASSETS 0.21% 2006FY 0.19% 2007FY 0.27% 12/31/2007 6 Months Ann.

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RETURN ON AVERAGE EQUITY

3.01%
2.77%
3.73%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
2006FY
2007FY
12/31/2007 6 Months Ann.

RETURN ON AVERAGE EQUITY 3.01% 2006FY 2.77% 2007FY 3.73% 12/31/2007 6 Months Ann.

AUBURN SAVINGS The Art of Banking

PRO FORMA DATA

	At or For the Six Months Ended December 31, 2007			
	Minimum of Range	Midpoint of Range	Maximum of Range	15% Above Maximum of Range
Shares Sold in Offering	225,675	265,500	305,325	351,124
Sale Price Per Share	$10.00	$10.00	$10.00	$10.00
Gross Proceeds	$2,256,750	$2,655,000	$3,053,250	$3,511,240
Pro Forma Stockholder's Equity	$5,867,000	$6,222,000	$6,576,000	$6,984,000
Pro Forma Stockholder's Equity Per Share	$11.70	$10.54	$9.69	$8.95
Price/Book Ratio	85.47%	94.88%	103.20%	111.73%
Fully Converted Price/Book Ratio*	59.74%	64.19%	67.93%	71.56%
Pro Forma Net Income Per Share	$0.15	$0.14	$0.12	$0.10
Price/Earnings (annualized) Ratio	33.33x	35.71x	41.67x	50.00x
Fully Converted Price/Core Earnings Ratio*	36.55x	42.53x	48.39x	54.97x

*Data for the 12 months ended December 31, 2007

PRO FORMA DATA

PREFERENCE CATEGORIES
1. Eligible Account Holders
Depositors with $50 or more on deposit as of September 30, 2006.
2. Employee Stock Ownership Plan (ESOP)
3 Supplemental Eligible Account Holders
Depositors with $50 or more on deposit as of March 31, 2008.
4 Other Members
Depositors of Auburn Savings Bank as of [Voting Record Date], 2008, or borrowers as of July 1, 2006 whose loans continue to be outstanding on [Voting Record Date].
5 Local Community
Residents of Androscoggin County, ME.
6. General Community

We thank you for your interest in Auburn Bancorp, Inc.